Exhibit 10.17

              SCHEDULE TO AMENDMENT TO DIRECTOR'S OPTION AGREEMENT
                                February 13, 1997

In addition to the Amendment to Director's Option Agreement dated February 13, 1997, between the Company and Delbert Steiner (the "Amending Agreement"), the Company on the same date entered into Amendment to Director's Option Agreements between the Company and each of E. Roy Knickel and Peter Lepik with identical terms to the Amending Agreement.